Exhibit 99.1

Fortune Brands Reports Record Fourth Quarter and Full Year Results


    DEERFIELD, Ill.--(BUSINESS WIRE)--Jan. 26, 2007--Fortune Brands, Inc. (NYSE: FO):

    --  Company Achieves 4th Quarter and Full-Year Growth Goals,
        Fueled by Share Gains and Success of Spirits & Wine
        Acquisition

    -- Jim Beam, Maker's Mark, Courvoisier, Titleist and FootJoy Help Drive 22nd Consecutive Quarter of Double-Digit Growth in EPS Before Charges/Gains

    --  Company Exceeds Free Cash Flow Target for 2006

    Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, today announced record results for the fourth quarter and full year 2006. Quarterly results benefited from strong performance for the company's premium and super-premium spirits and wine brands plus continued share gains in key home products and golf categories. Results also reflected a net gain due to a one-time deferred tax benefit related to reduced international tax rates.

    "The advantage of Fortune Brands' unique breadth and balance continued to deliver powerful benefits, as we comfortably achieved the fourth-quarter EPS target we announced three months ago as well as the full-year target we established a year ago," said Fortune Brands chairman and chief executive officer Norm Wesley. "Fortune Brands recorded its 22nd consecutive quarter of double-digit growth in EPS before charges/gains as each of our three businesses performed in line with our expectations. The strong fourth-quarter performance of brands like Jim Beam, Maker's Mark, Courvoisier, Clos du Bois, Titleist and FootJoy helped offset the increasing impact of the U.S. housing market on our home products brands.

    "We're building brands and outperforming our markets with share-gain initiatives that include developing successful new products, extending brands into new markets and expanding customer relationships," Wesley continued. "As expected, the benefits of our spirits and wine acquisition accelerated as the year unfolded. Notably, this was the first full year in our history in which spirits and wine was our largest profit contributor, reflecting the success of our major acquisition.

    "Even though comparable sales for our home and hardware brands were down at a mid-single-digit rate in the quarter, our faucet, cabinetry and security brands performed well and continued to gain share. We faced challenging marketplace conditions for our home products brands, but our proactive cost controls helped limit the adverse impact on margins in Home & Hardware to about one-half percent on an underlying basis," Wesley added.

    For the fourth quarter:

-- Net income was $252 million, or $1.62 per diluted share, up 38%
 from $1.17 in the year-ago quarter.
       -- Comparisons benefited from a net gain (23 cents per share) from a deferred tax benefit (31 cents per share) related to reduced international tax rates, partly offset by restructuring-related charges (8 cents per share) principally for supply-chain initiatives in the home products business.
-- Excluding one-time items in both the current and prior-year periods, EPS before charges/gains was $1.39, up 14% from $1.22 in the year-ago quarter.
       -- These results comfortably achieved the company's previously announced fourth quarter target of high-single-digit to low-double-digit growth and were four cents above the mean estimate of Wall Street securities analysts (source: Thomson First Call).
-- Net sales were $2.28 billion, up 16%.
       -- On a comparable basis - assuming the company had owned acquired brands in the year-ago quarter, and excluding excise taxes - the company estimates total net sales for Fortune Brands would have risen modestly in constant currency.
-- Operating income was $381 million, up 25%.

    For the full year, on a continuing operations basis:

-- Net income was $824 million, or $5.39 per diluted share, up 39%
 from $3.87 in 2005.
-- Excluding one-time items in both years, EPS before charges/gains was $5.30, up 15% from $4.62 in 2005.
-- Net sales were $8.77 billion, up 24%.
       -- On a comparable basis, the company estimates total net sales for Fortune Brands would have risen in the range of 4-5% in constant currency.
-- Operating income was $1.50 billion, an increase of 29%.
-- Free cash flow reached $584 million after dividends and capital expenditures, above the top of the company's previously announced target range of $450-500 million and well above the $385 million in free cash flow generated in 2005.
-- Return on equity before charges/gains was 18%.
-- Return on invested capital before charges/gains was 10%.
-- The dividend increased 8% to an annual rate of $1.56 per share.

    Breadth & Balance to Benefit 2007 Results

    "Looking to 2007, our breadth and balance will continue to be an important advantage, especially as we confront the strong headwinds of lower housing activity in the U.S.," Wesley continued. "Our continued global growth in the premium spirits and wine market, our technological and brand leadership in golf, and our share-gain and new-market initiatives across attractive home products categories position us well to navigate the challenges 2007 will bring.

    "As we've previously announced, our Home & Hardware business will face very challenging market conditions, as well as very tough comparisons, especially in the first half of 2007. Importantly - while our current assumption is that the overall home products market could decline at a double-digit rate in 2007 - we believe our brands will continue to outperform the market. We also expect second-half results in our home products business - while potentially down - will be better than the first half as market conditions begin to improve and our comparisons ease. In this environment, we're aggressively managing costs, aligning supply chains with expected demand and partly offsetting higher commodities costs with select price increases.

    "In 2007 we expect continued strong performance in Spirits & Wine and growth in Golf will help offset lower results in our Home & Hardware segment," Wesley said. "For the full year, we expect earnings per share before charges/gains for Fortune Brands will be in the range of down mid-single digits to up low-single digits. Underlying our goal are these full-year targets for our businesses:

    -- Spirits & Wine operating income before charges up in the mid-to-high single-digit range.

    -- Home & Hardware operating income before charges down in the mid-to-high single-digit range.

    -- Golf operating income before charges up in the low-to-mid single-digit range.

    "We expect the first quarter will be the most challenging quarter of the year for our home products brands, especially as compared to last year's very strong first quarter when operating income before charges in Home & Hardware rose 19%. We also expect to be adversely impacted by higher year-over-year costs for certain raw materials. We're implementing price increases to help offset these higher costs, but we do not expect to bridge the gap in the first quarter. For the first quarter, we expect diluted earnings per share before charges/gains for Fortune Brands may be down in the range of 20%, principally as a result of the challenging home products market, difficult comparisons in Home & Hardware and the impact of commodities costs," Wesley concluded.

    About Fortune Brands

    Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in spirits and wine, home and hardware products, and golf equipment. Beam Global Spirits & Wine, Inc. is the company's spirits and wine business. Major spirits and wine brands include Jim Beam and Maker's Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks(TM) liqueurs, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index, the MSCI World Index and the Ocean Tomo 300(TM) Patent Index.

    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    Forward-Looking Statements

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company's credit ratings; as well as other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings.

    Use of Non-GAAP Financial Information

    This press release includes diluted earnings per share before charges/gains, return on equity before charges/gains, return on invested capital before charges/gains, comparable net sales, comparable net sales for operating segments, and free cash flow, measures not derived in accordance with generally accepted accounting principles ("GAAP"). These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company's use of these measures, are presented in the attached pages.


                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
               (In millions, except per share amounts)
                             (Unaudited)

                                      --------------------------------
                                      Three Months Ended December 31,
                                      --------------------------------
                                        2006       2005     % Change
                                      --------------------------------

                                      --------------------------------
 Net Sales                             $2,276.6   $1,959.0       16.2
                                      --------------------------------

       Cost of goods sold               1,147.2    1,060.2        8.2

       Excise taxes on spirits and
        wine                              178.0      104.5       70.3

       Advertising, selling, general
         and administrative expenses      538.3      468.6       14.9

       Amortization of intangibles         12.0        8.4       42.9

       Restructuring and
        restructuring-related items        19.8       12.0       65.0

                                      --------------------------------
 Operating Income                         381.3      305.3       24.9
                                      --------------------------------

       Interest expense                    84.5       67.6       25.0

       Other (income) expense, net        (16.4)      (8.4)     (95.2)

 Income from Continuing Operations
  before income taxes and minority    --------------------------------
  interests                               313.2      246.1       27.3
                                      --------------------------------

       Income taxes                        55.7       62.5      (10.9)

       Minority interests                   5.7        7.7      (26.0)

                                      --------------------------------
 Income from Continuing Operations        251.8      175.9       43.1
                                      --------------------------------

 Income from Discontinued Operations          -          -          -

                                      --------------------------------
 Net Income                              $251.8     $175.9       43.1
                                      --------------------------------


 Earnings Per Common Share, Basic:
                                      --------------------------------
   Income from continuing operations       1.66       1.20       38.3
   Income from discontinued
    operations                                -          -          -
   Net Income                              1.66       1.20       38.3
                                      --------------------------------

 Earnings Per Common Share, Diluted:
                                      --------------------------------
   Income from continuing operations       1.62       1.17       38.5
   Income from discontinued
    operations                                -          -          -
   Net Income                              1.62       1.17       38.5
                                      --------------------------------

 Avg. Common Shares Outstanding
                                      --------------------------------
       Basic                              151.5      146.2        3.7
       Diluted                            155.6      150.6        3.3

                                      --------------------------------

                                      --------------------------------
                                      Twelve Months Ended December 31,
                                      --------------------------------
                                        2006       2005     % Change
                                      --------------------------------

                                      --------------------------------
 Net Sales                             $8,769.0   $7,061.2       24.2
                                      --------------------------------

       Cost of goods sold               4,609.9    3,843.0       20.0

       Excise taxes on spirits and
        wine                              514.0      326.5       57.4

       Advertising, selling, general
        and administrative expenses     2,065.0    1,674.8       23.3

       Amortization of intangibles         43.5       33.4       30.2

       Restructuring
         and restructuring-related
          items                            35.3       19.6       80.1

                                      --------------------------------
 Operating Income                       1,501.3    1,163.9       29.0
                                      --------------------------------

       Interest expense                   332.4      158.9      109.2

       Other (income) expense, net        (46.3)      78.9     (158.7)

 Income from Continuing Operations
  before income taxes and minority    --------------------------------
  interests                             1,215.2      926.1       31.2
                                      --------------------------------

       Income taxes                       323.0      324.5       (0.5)

       Minority interests                  67.9       20.0      239.5

                                      --------------------------------
 Income from Continuing Operations        824.3      581.6       41.7
                                      --------------------------------

 Income from Discontinued Operations          -       39.5          -

                                      --------------------------------
 Net Income                              $824.3     $621.1       32.7
                                      --------------------------------


 Earnings Per Common Share, Basic:
                                      --------------------------------
   Income from continuing operations       5.52       3.99       38.3
   Income from discontinued
    operations                                -       0.27          -
   Net Income                              5.52       4.26       29.6
                                      --------------------------------

 Earnings Per Common Share, Diluted:
                                      --------------------------------
   Income from continuing operations       5.39       3.87       39.3
   Income from discontinued
    operations                                -       0.26          -
   Net Income                              5.39       4.13       30.5
                                      --------------------------------

 Avg. Common Shares Outstanding
                                      --------------------------------
       Basic                              149.1      145.6        2.4
       Diluted                            153.0      150.5        1.7
                                      --------------------------------

 Actual Common Shares Outstanding
                                      --------------------------------
       Basic                              151.9      146.3        3.8
       Diluted                            156.4      151.0        3.6
                                      --------------------------------


                         FORTUNE BRANDS, INC.
               (In millions, except per share amounts)
                             (Unaudited)

 NET SALES AND OPERATING INCOME
-------------------------------------

                                      --------------------------------
                                      Three Months Ended December 31,
                                      --------------------------------
                                        2006       2005     % Change
                                      --------------------------------
 Net Sales

                                      --------------------------------
       Home and Hardware               $1,202.3   $1,128.4        6.5

       Spirits and Wine                   856.7      629.0       36.2

       Golf                               217.6      201.6        7.9
                                      --------------------------------

 Total                                 $2,276.6   $1,959.0       16.2
                                      --------------------------------

 Operating Income

                                      --------------------------------
       Home and Hardware                 $148.2     $169.6      (12.6)

       Spirits and Wine                   257.9      158.0       63.2

       Golf                                (4.8)      (6.4)      25.0

       Corporate expenses                  20.0       15.9       25.8
                                      --------------------------------

 Total                                   $381.3     $305.3       24.9
                                      --------------------------------

 Operating Income Before Charges (a)

                                      --------------------------------
       Home and Hardware                 $162.0     $169.6       (4.5)

       Spirits and Wine                   263.9      168.8       56.3

       Golf                                (4.8)      (6.4)      25.0

 Less:
       Corporate expenses                  20.0       14.7       36.1
       Restructuring and
        restructuring-related items        19.8       12.0       65.0
                                      --------------------------------

 Operating Income                        $381.3     $305.3       24.9
                                      --------------------------------

    (a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

 FREE CASH FLOW
-------------------------------------

                                      --------------------------------
                                      Three Months Ended December 31,
                                      --------------------------------
                                           2006            2005
                                      --------------------------------

                                      --------------------------------
 Free Cash Flow (b)                           $234.9            $80.3

 Add:

 Net Capital Expenditures                       92.0             65.3

 Dividends Paid                                 59.2             52.8
                                      --------------------------------

 Cash Flow From Operations                    $386.1           $198.4
                                      --------------------------------

    (b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.


                                      --------------------------------
                                      Twelve Months Ended December 31,
                                      --------------------------------
                                        2006       2005     % Change
                                      --------------------------------

 Net Sales

                                      --------------------------------
       Home and Hardware               $4,694.2   $4,153.4       13.0

       Spirits and Wine                 2,761.4    1,642.0       68.2

       Golf                             1,313.4    1,265.8        3.8
                                      --------------------------------

 Total                                 $8,769.0   $7,061.2       24.2
                                      --------------------------------

 Operating Income

                                      --------------------------------
       Home and Hardware                 $695.4     $655.1        6.2

       Spirits and Wine                   714.0      401.0       78.1

       Golf                               166.0      171.5       (3.2)

       Corporate expenses                  74.1       63.7       16.3
                                      --------------------------------

 Total                                 $1,501.3   $1,163.9       29.0
                                      --------------------------------

 Operating Income Before Charges (a)

                                      --------------------------------
       Home and Hardware                 $721.7     $655.1       10.2

       Spirits and Wine                   723.0      419.4       72.4

       Golf                               166.0      171.5       (3.2)

 Less:
       Corporate expenses                  74.1       62.5       18.6
       Restructuring and
        restructuring-related items        35.3       19.6       80.1
                                      --------------------------------
 Operating Income                      $1,501.3   $1,163.9       29.0
                                      --------------------------------

    (a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

 FREE CASH FLOW
--------------------------

                                      --------------------------------
                                      Twelve Months Ended December 31,
                                      --------------------------------
                                           2006            2005
                                      --------------------------------


                                      --------------------------------
 Free Cash Flow (b)                           $584.3           $385.3

 Add:


 Net Capital Expenditures                      181.4            215.6

 Dividends Paid                                223.9            201.6
                                      --------------------------------

 Cash Flow From Operations                    $989.6           $802.5
                                      --------------------------------

    (b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

    EPS BEFORE CHARGES/GAINS ON A CONTINUING OPERATIONS BASIS

    EPS Before Charges/Gains is Income from Continuing Operations calculated on a per-share basis excluding restructuring, restructuring-related and one-time items.

    For the fourth quarter of 2006, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $19.8 million ($12.3 million after tax) of restructuring and restructuring-related items and $48.3 million of deferred tax credits associated with recently enacted lower international statutory tax rates. For the twelve-month period ended December 31, 2006, EPS Before Charges/Gains excludes $35.3 million ($22.1 million after tax) of restructuring and restructuring-related items, a $47.8 million ($47.8 million after tax) non-cash charge associated with the required accounting for an increase in the value of V&S Group's minority interest in our Beam Global Spirits & Wines business, currency mark-to-market expense of $2.9 million and $86.5 million of tax-related credits principally associated with the deferred tax credits and the favorable conclusion of routine state tax audits and the routine IRS review of our 2002-2003 tax returns.

    For the fourth quarter of 2005, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $12.0 million ($7.7 million after tax) of restructuring and acquisition-related items. For the twelve-month period ended December 31, 2005, EPS Before Charges/Gains excludes $19.6 million ($12.6 million after tax) of restructuring and acquisition-related items, currency hedging program costs of $33.0 million ($21.1 million after tax), currency hedge accounting expense of $87.9 million ($87.9 million after tax) and a $7.7 million tax-related credit.

    EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

                                      --------------------------------
                                      Three Months Ended December 31,
                                      --------------------------------
                                        2006       2005     % Change
                                      --------------------------------

  Continuing Operations - Income
   Before Charges/Gains               --------------------------------
                                         $215.8     $183.6       17.5
                                      --------------------------------

  Earnings Per Common Share - Basic

  Income from Continuing Operations
   Before Charges/Gains                    1.42       1.26       12.7
       Minority Interest charge               -          -          -
       Tax-related credits                 0.32          -          -
       Net acquisition currency hedge
        costs                                 -          -          -
       Currency mark-to-market
        expense                               -          -          -
       Restructuring and
        restructuring-related items       (0.08)     (0.06)     (33.3)

                                      --------------------------------
  Income from Continuing Operations        1.66       1.20       38.3
                                      --------------------------------

                                      --------------------------------
  Income from Discontinued Operations         -          -          -
                                      --------------------------------

                                      --------------------------------
  Net Income                               1.66       1.20       38.3
                                      --------------------------------


                                      --------------------------------
 Earnings Per Common Share - Diluted

  Income from Continuing Operations
   Before Charges/Gains                    1.39       1.22       13.9
        Minority Interest charge              -          -          -
        Tax-related credits                0.31          -          -
        Net acquisition currency
         hedge costs                          -          -          -
        Currency mark-to-market
         expense                              -          -          -
        Restructuring and
         restructuring-related items      (0.08)     (0.05)     (60.0)

                                      --------------------------------
  Income from Continuing Operations        1.62       1.17       38.5
                                      --------------------------------

                                      --------------------------------
  Income from Discontinued Operations         -          -          -
                                      --------------------------------

                                      --------------------------------
  Net Income                               1.62       1.17       38.5
                                      --------------------------------


                                      --------------------------------
                                      Twelve Months Ended December 31,
                                      --------------------------------
                                        2006       2005     % Change
                                      --------------------------------

 Continuing Operations - Income
  Before Charges/Gains                --------------------------------
                                         $810.5     $695.5      $16.5
                                      --------------------------------

 Earnings Per Common Share - Basic

 Income from Continuing Operations
  Before Charges/Gains                     5.43       4.77       13.8
       Minority Interest charge           (0.32)         -          -
       Tax-related credits                 0.58       0.05          -
       Net acquisition currency hedge
        costs                                 -      (0.75)         -
       Currency mark-to-market
        expense                           (0.02)         -          -
       Restructuring and
        restructuring-related items       (0.15)     (0.08)     (87.5)

                                      --------------------------------
  Income from Continuing Operations        5.52       3.99       38.3
                                      --------------------------------

                                      --------------------------------
  Income from Discontinued Operations         -       0.27          -
                                      --------------------------------

                                      --------------------------------
  Net Income                               5.52       4.26       29.6
                                      --------------------------------

                                      --------------------------------
 Earnings Per Common Share - Diluted

 Income from Continuing Operations
  Before
   Charges/Gains                           5.30       4.62       14.7
       Minority Interest charge           (0.31)         -          -
       Tax-related credits                 0.57       0.05          -
       Net acquisition currency hedge
        costs                                 -      (0.72)         -
       Currency mark-to-market
        expense                           (0.02)         -          -
       Restructuring and
        restructuring-related items       (0.15)     (0.08)     (87.5)

                                      --------------------------------
  Income from Continuing Operations        5.39       3.87       39.3
                                      --------------------------------

                                      --------------------------------
  Income from Discontinued Operations         -       0.26          -
                                      --------------------------------

                                      --------------------------------
  Net Income                               5.39       4.13       30.5
                                      --------------------------------

    RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

    The company recorded pre-tax restructuring and restructuring-related items of $19.8 million ($12.3 million after tax) and $35.3 million ($22.0 million after tax) in the three-month and twelve-month periods ended December 31, 2006. The charges principally relate to supply chain initiatives in the Home and Hardware and Spirits and Wine segments.


                      ------------------------------------------------
                            Three Months Ended December 31, 2006
                          (In millions, except per share amounts)
                      ------------------------------------------------
                                    Restructuring-Related Items
                                    ---------------------------
                                    Cost of Sales    SG & A
                      Restructuring    Charges       Charges    Total
                      ------------------------------------------------

   Home and Hardware         $10.9          $3.3         $(0.4) $13.8
   Spirits and Wine            4.4             -           1.6    6.0
                      ------------------------------------------------
       Total                 $15.3          $3.3          $1.2  $19.8
                      ------------------------------------------------


                                                                ------
 Income tax benefit                                               7.5
                                                                ------
 Net charge                                                     $12.3
                                                                ------
 Charge per common
  share
                                                                ------
       Basic                                                    $0.08
       Diluted                                                  $0.08
                                                                ------


                      ------------------------------------------------
                           Twelve Months Ended December 31, 2006
                          (In millions, except per share amounts)
                      ------------------------------------------------
                                    Restructuring-Related Items
                                    ---------------------------
                                    Cost of Sales SG & A
                      Restructuring  Charges       Charges      Total
                      ------------------------------------------------

   Home and Hardware         $16.9          $9.0          $0.4  $26.3
   Spirits and Wine            4.3             -           4.7    9.0
                      ------------------------------------------------
        Total                $21.2          $9.0          $5.1  $35.3
                      ------------------------------------------------

                                                                ------
 Income tax benefit                                              13.3
                                                                ------
 Net charge                                                     $22.0
                                                                ------
 Charge per common
  share
       Basic                                                    $0.15
       Diluted                                                  $0.15
                                                                ------


                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                            (In millions)
                             (Unaudited)

                                             -------------------------
                                             December 31, December 31,
                                                2006        2005 (1)
                                             -------------------------

       Assets
           Current assets
                                             -------------------------
               Cash and cash equivalents          $170.7        $93.6
               Accounts receivable, net          1,213.0      1,115.6
               Inventories                       2,166.0      1,663.1
         Other current assets                      395.0        320.4
                                             -------------------------
           Total current assets                  3,944.7      3,192.7

       Property, plant and equipment, net        1,948.5      1,679.6
       Intangibles resulting from
         business acquisitions, net              8,395.9      6,880.5
       Other assets                                345.3      1,448.7
                                             -------------------------
           Total assets                        $14,634.4    $13,201.5
                                             -------------------------


 Liabilities and Stockholders' Equity
     Current liabilities
                                             -------------------------
         Short-term debt                          $787.6       $637.2
         Current portion of long-term debt           1.7        296.9
         Other current liabilities               1,748.0      1,883.8
                                             -------------------------
           Total current liabilities             2,537.3      2,817.9

     Long-term debt                              5,034.9      4,889.9
     Other long-term liabilities                 1,811.5      1,473.3
     Minority interests                            559.7        374.8
                                             -------------------------
           Total liabilities                     9,943.4      9,555.9

     Stockholders' equity                        4,691.0      3,645.6
                                             -------------------------

     Total liabilities and stockholders'
      equity                                   $14,634.4    $13,201.5
                                             -------------------------

    (1) 2005 line items reflect FIN 46 R accounting for the Spirits & Wine acquisition.

    RECONCILIATION OF 2006 COMPARABLE SALES TO GAAP

    For the fourth quarter of 2006, Home & Hardware's Comparable Sales were down at a mid-single-digit rate. On a GAAP basis, Home &
Hardware's Net Sales grew at a mid-single-digit rate.

    For the fourth quarter of 2006, Comparable Sales for Fortune
Brands are estimated to have grown modestly. On a GAAP basis, Fortune Brands' Net Sales grew at a double-digit rate.

    For the full year, Comparable Sales for Fortune Brands are estimated to have grown in the range of 4-5%. On a GAAP basis, Fortune Brands' Net Sales grew at a double-digit rate.

    Comparable Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits & wine excise taxes and the net sales from divested entities. Comparable Sales also includes net sales from acquisitions for the comparable prior-year period.

    Comparable Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

    RECONCILIATION OF 2007 OPERATING INCOME GUIDANCE TO GAAP

    For the full year, we are targeting Spirits & Wine operating income before charges to grow at a mid-to-high single-digit rate. On a GAAP basis, Spirits & Wine is targeting operating income to grow at a mid-to-high single-digit rate.

    For the full year, we are targeting Home & Hardware operating income before charges to be down at a mid-to-high single-digit rate. On a GAAP basis, Home & Hardware is targeting operating income to be down at a mid-to-high single-digit rate.

    For the full year, we are targeting Golf operating income before charges to grow at a low-to-mid single-digit rate. On a GAAP basis, Golf is targeting operating income to grow at a low-to-mid single-digit rate.

    RECONCILIATION OF 2007 EARNINGS GUIDANCE TO GAAP

    For the first quarter, the company is targeting EPS before charges/gains to be down in the range of 20%. On a GAAP basis, the company is targeting EPS to be down at a double-digit rate.

    For the full year, the company is targeting EPS before charges/gains to be in the range of down mid-single digits to up low-single digits. On a GAAP basis, the company is targeting EPS to be in the range of flat to down high-single-digits.

    EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.


                         FORTUNE BRANDS, INC.
 Reconciliation of ROE based on Net Income From Continuing Operations
         Before Charges/Gains to ROE based on GAAP Net Income
                           December 31, 2006
                          Amounts in millions
                              (Unaudited)



         Rolling twelve months
            Net Income From                         ROE based on Net
              Continuing                               Income From
           Operations Before                            Continuing
          Charges/Gains less                         Operations Before
          Preferred Dividends         Equity           Charges/Gains
         ---------------------     ------------     ------------------

Fortune
 Brands         $762.1          /   $4,187.8     =        18.2%



         Rolling twelve months
          GAAP Net Income less                      ROE based on GAAP
          Preferred Dividends         Equity            Net Income
         ---------------------     ------------     ------------------

Fortune
 Brands         $823.7          /   $4,150.1     =        19.8%


 Return on Equity - or ROE - Before Charges/Gains is net income from continuing operations less preferred dividends derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP common equity (total equity less preferred equity) excluding any restructuring and non-recurring items.


                         FORTUNE BRANDS, INC.
 Reconciliation of ROIC based on Net Income From Continuing Operations
        Before Charges/Gains to ROIC based on GAAP Net Income
                           December 31, 2006
                          Amounts in millions
                              (Unaudited)




         Rolling twelve months                      ROIC based on Net
            Net Income From                            Income From
          Continuing Operations                         Continuing
          Before Charges/Gains      Invested         Operations Before
          plus Interest Expense      Capital           Charges/Gains
         ----------------------    ------------     ------------------

 Fortune
  Brands       $1,024.1         /   $10,249.7    =        10.0%



         Rolling twelve months
          GAAP Net Income plus      Invested        ROIC based on GAAP
            Interest Expense         Capital            Net Income
         ----------------------    ------------     ------------------

 Fortune
  Brands       $1,037.0         /   $10,219.0    =        10.1%


Return on Invested Capital - or ROIC - Before Charges/Gains is net income from continuing operations plus interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding any restructuring and non-recurring items.


    ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

    CONTACT: Fortune Brands, Inc.
             Media Relations:
             Clarkson Hine
             (847) 484-4415
             or
             Investor Relations:
             Tony Diaz
             (847) 484-4410